                                                                   EXHIBIT 4.1

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                       PROVIDIAN FINANCIAL CORPORATION

                                     TO

                        BANK ONE TRUST COMPANY, N.A.

                                 as Trustee



                               --------------

                        FIRST SUPPLEMENTAL INDENTURE

                         Dated as of August 23, 2000

                               --------------


               Supplement to Indenture dated as of May 1, 1999




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

                              TABLE OF CONTENTS

                                                                                         Page
 ARTICLE 1  CREATION OF THE NOTES......................................................   2
       1.1  DESIGNATION OF SERIES......................................................   2
       1.2  FORM OF NOTES..............................................................   2
       1.3  LIMIT ON AMOUNT OF SERIES..................................................   2
       1.4  INTEREST...................................................................   2
       1.5  CERTIFICATE OF AUTHENTICATION..............................................   2
       1.6  NO SINKING FUND............................................................   2
       1.7  ISSUANCE IN GLOBAL FORM....................................................   2
       1.8  DISCHARGE OF INDENTURE; DEFEASANCE.........................................   3
       1.9  OTHER TERMS OF NOTES.......................................................   3
 ARTICLE 2  CONVERSION OF NOTES........................................................   3
       2.1  CONVERSION PRIVILEGE.......................................................   3
       2.2  CONVERSION RATE............................................................   3
       2.3  EXERCISE OF CONVERSION PRIVILEGE...........................................   4
       2.4  FRACTIONS OF COMMON STOCK SHARES...........................................   4
       2.5  ADJUSTMENT OF CONVERSION RATE..............................................   5
       2.6  NOTICE OF ADJUSTMENTS OF CONVERSION RATE...................................  10
       2.7  NOTICE OF CERTAIN CORPORATE ACTION.........................................  11
       2.8  COMPANY TO RESERVE COMMON STOCK............................................  11
       2.9  TAXES ON CONVERSIONS.......................................................  12
      2.10  COVENANT AS TO COMMON STOCK................................................  12
      2.11  CANCELLATION OF CONVERTED SECURITIES.......................................  12
      2.12  PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS..............  12
      2.13  RIGHT OF HOLDERS TO CONVERT................................................  13
 ARTICLE 3  REDEMPTION OF NOTES........................................................  13
       3.1  OPTIONAL REDEMPTION BY THE COMPANY.........................................  13
       3.2  APPLICABILITY OF ARTICLE...................................................  14
 ARTICLE 4  REPURCHASE OF NOTES AT THE OPTION OF THE HOLDERS UPON A CHANGE OF CONTROL..  14
       4.1  REPURCHASE AT OPTION OF HOLDERS UPON CHANGE OF CONTROL.....................  14

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                         Page
       4.2  CERTAIN DEFINITIONS........................................................  16
 ARTICLE 5  EVENTS OF DEFAULT..........................................................  17
       5.1  ADDITIONAL EVENTS OF DEFAULT...............................................  17
 ARTICLE 6  AMENDMENTS, SUPPLEMENTS AND WAIVERS........................................  18
       6.1  WITH CONSENT OF HOLDERS....................................................  18
 ARTICLE 7  MISCELLANEOUS..............................................................  18
       7.1  APPLICATION OF FIRST SUPPLEMENTAL INDENTURE................................  18
       7.2  EFFECTIVE DATE.............................................................  19
       7.3  COUNTERPARTS...............................................................  19

EXHIBIT A

     FIRST SUPPLEMENTAL INDENTURE, dated as of August 23, 2000 by and between PROVIDIAN FINANCIAL CORPORATION, a Delaware corporation, as issuer (the "Company"), and BANK ONE TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Indenture (as hereinafter defined) (the "Trustee").

                                    RECITALS

     WHEREAS, the Company and the Trustee, as successor in interest to The First National Bank of Chicago, are parties to that certain Indenture dated as of May 1, 1999 (the "Indenture", all capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture) providing for the issuance by the Company of securities from time to time;

     WHEREAS, no securities have been issued under the Indenture and there do not currently exist any Holders;

     WHEREAS, the Company desires to issue a series of Securities under the Indenture, and has duly authorized the creation and issuance of such Securities and the execution and delivery of this First Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

     WHEREAS, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of such series of Securities;

     WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a Board Resolution;

     WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes (as hereinafter defined), as follows:

                                   ARTICLE 1

                             CREATION OF THE NOTES

     1.1  DESIGNATION OF SERIES.

     Pursuant to the terms hereof and Section 301 of the Indenture, the Company hereby creates a series of Securities designated as the "3.25% Convertible Senior Notes due August 15, 2005" (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

     1.2  FORM OF NOTES.

     The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Stated Maturity of the principal of the Notes shall be August 15, 2005.

     1.3  LIMIT ON AMOUNT OF SERIES.

     The Notes shall not exceed U.S. $402,500,000 in aggregate principal amount, and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon a Company Order and delivery of an Officers' Certificate and Opinion of Counsel as contemplated by Section 303 of the Indenture.

     1.4  INTEREST.

     The Notes shall bear interest at a rate of 3.25% per annum, payable semi-annually. The Interest Payment Dates for the Notes shall be February 15 and August 15 of each year, commencing February 15, 2001, with interest payable in Dollars to Holders in whose names the Notes are registered at the close of business on February 1 or August 1 of each year (each, a "Record Date"), or, if such Record Date is not a Business Day, at the close of business of the immediately succeeding Business Day.

     1.5  CERTIFICATE OF AUTHENTICATION.

     The Trustee's certificate of authentication to be borne on the Notes shall be substantially as provided in the Form of Note attached hereto as Exhibit A.

     1.6  NO SINKING FUND.

     No sinking fund will be provided with respect to the Notes.

     1.7  ISSUANCE IN GLOBAL FORM.

     The Notes shall be issued as one or more Global Securities, representing the aggregate principal amount of the Notes, and shall be deposited with the Trustee as custodian for the

Depositary. The Notes shall be registered in the name of Cede & Co., or other nominee of the Depositary.

     1.8  DISCHARGE OF INDENTURE; DEFEASANCE.

     The Notes shall not be subject to the provisions of Article XIII of the Indenture.

     1.9  OTHER TERMS OF NOTES.

     The other terms of the Notes shall be as expressly set forth in Articles 2, 3, 4, 5, 6 and 7 hereof and Exhibit A hereto.

     The words "herein", "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE 2

                              CONVERSION OF NOTES

     2.1  CONVERSION PRIVILEGE.

     Subject to and upon compliance with the provisions of this Article 2, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, and which has not previously been redeemed pursuant to Article 3 hereof or repurchased pursuant to Article 4 hereof, may be converted into fully paid and nonassessable shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on the date of original issuance of the Notes, and shall expire at the close of business on the Business Day immediately preceding the Stated Maturity. In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or portion so called shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. A Note in respect of which a Holder has delivered a Repurchase Notice pursuant to Section 4.1 hereof may be converted only if such Repurchase Notice is withdrawn in accordance with the terms of such section, unless the Company defaults in the payment of the Change of Control Repurchase Price.

     2.2  CONVERSION RATE.

     The rate at which shares of Common Stock shall be delivered upon conversion (the "Conversion Rate") shall be initially 7.2446 shares of Common Stock for each $1,000 principal amount of Notes. The Conversion Rate shall be adjusted in certain instances as provided in Section 2.5 hereof. All calculations under this Article 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

     2.3  EXERCISE OF CONVERSION PRIVILEGE.

     In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at the Corporate Trust Office of the Trustee, located at 14 Wall Street, 8th Floor, New York, New York 10005, Attn: Corporate Trust Administration, accompanied by a duly signed and completed written notice to the Company at the Corporate Trust Office that the Holder elects to convert such Note. Holders of Notes surrendered for conversion during the period from the close of business on any Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes or portions thereof which have been called for redemption or in respect of which the Repurchase Notice delivered by the Holder has not been withdrawn, the conversion rights of which would terminate during the period between such Record Date and the close of business on such Interest Payment
Date) be entitled to receive the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion. Such Notes surrendered for conversion during the period from the close of business on any Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes or portions thereof which have been called for redemption or in respect of which the Repurchase Notice delivered by the Holder has not been withdrawn, the conversion rights of which would terminate during the period between such Record Date and the close of business on such Interest Payment Date) be accompanied by payment in immediately available funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion. Except as set forth above, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion from the Interest Payment Date preceding the day of conversion, or on account of any dividends on the Common Stock issued upon conversion. In addition, Holders shall not be entitled to receive any dividends payable to holders of Common Stock as of any record date before the close of business on the conversion date. Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Trustee at its Corporate Trust Office a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share thereof, as provided in Section 2.4 hereof, and the Trustee shall forward such certificate or certificates at the addresses set forth in the written notices sent to the Company by the Holders electing to convert their Notes.

     2.4  FRACTIONS OF COMMON STOCK SHARES.

     No fractional shares of Common Stock shall be issued upon conversion of the Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Note or

Notes, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Market Price (determined by the Company in accordance with the following paragraph) per share of Common Stock.

     For purposes of this Section 2.4, "Market Price" means the Sale Price (as defined below) of the Common Stock on the date of conversion of the Notes or, if such date is not a Trading Day (as defined below), then on the last Trading Day prior to such date. The "Sale Price" of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the Nasdaq National Market. "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

     2.5  ADJUSTMENT OF CONVERSION RATE.

     (1) In case at any time after the date of the issuance of the Notes, the Company shall pay or make a dividend or other distribution to the Common Stock payable in shares of its Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (2) Subject to paragraph (9) of this Section 2.5, in case at any time after the date of the issuance of the Notes, the Company shall issue rights, options or warrants to all holders of its Common Stock (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Note into Common Stock without any action required by the Company or any other Person) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in paragraph (9) of this Section 2.5) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the then current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

     (3) In case at any time after the date of the issuance of the Notes, outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (4) In case at any time after the date of the issuance of the Notes, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, shares of any class of its capital stock, evidences of its indebtedness or other assets (including securities, but excluding any rights, options or warrants referred to in paragraph (2) of this Section 2.5, any dividend or distribution paid exclusively in cash, any dividend or distribution referred to in paragraph (1) of this Section 2.5 and distributions upon a merger or consolidation to which Section 2.12 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (9) of this Section 2.5) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares of capital stock or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (9) of this Section 2.5.

     (5) In case at any time after the date of the issuance of the Notes, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 2.12 applies or as part of a distribution referred to in paragraph (4) of this Section 2.5) in an aggregate amount that, combined together with:

          (A) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made, and

          (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section
     2.5 has been made,

(the amount of such cash distribution together with the amounts described in clauses (A) and (B) above being referred to herein as the "Aggregate Cash Distribution Amount") exceeds 10% of the product of (I) the current market price per share (determined as provided in paragraph (9) of this Section 2.5) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution, times (II) the number of shares of Common Stock outstanding on such date (the amount by which the Aggregate Cash Distribution Amount exceeds 10% of the product of the amounts described in clauses (I) and (II) above being referred to herein as the "Excess Amount"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased in accordance with the following formula:

                             AC = CR/  M - (EA/O)
                                      ------------
                                           M
Where:

AC = the adjusted Conversion Rate.

CR = the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive the distribution.

M = the current market price per share (determined as provided in paragraph (9) of this Section 2.5) of the Common Stock on the date fixed for determination of the stockholders entitled to receive the distribution.

EA = the Excess Amount.

O = the number of shares of Common Stock outstanding on the date fixed for determination of the stockholders entitled to receive the distribution.

     (6) In case at any time after the date of the issuance of the Notes, a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as it may be amended) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) that combined together with:

          (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made, and

          (B) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section 2.5 has been made, exceeds 10% of the product of (I) the current market price per share (determined as provided in paragraph (9) of this Section 2.5) of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be reduced in accordance with the following formula:

                             AC = CR/ (M x O) - C
                                      ------------
                                      M x (O - TS)

Where:

AC = the adjusted Conversion Rate.

CR = the Conversion Rate immediately prior to close of business on the date of the Expiration Time.

M = the current market price per share (determined as provided in paragraph (9) of this Section 2.5) of the Common Stock on the date of the Expiration Time.

O = the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time.

C = the amount of cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below).

TS = the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

     (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 2.12 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section 2.5), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 2.5).

     (8) In case at any time after the date of the issuance of the Notes, the Company shall issue rights or warrants to all holders of the Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock (either initially or under certain circumstances), which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), such rights or warrants shall for purposes of this Section 2.5 not be deemed issued or distributed until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 2.5. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 2.5 was made, (1) in the case of any such rights or warrant which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     (9)  For the purpose of any computation under paragraphs (2), (4), (5) or
(6) of this Section 2.5, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Sale Prices (as defined in Section 2.4 hereof) of the Common Stock for the five consecutive Trading Days (as defined in Section 2.4 hereof) selected by the Company commencing not more than ten Trading Days before, and ending not later than the earlier of, the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex" date, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

     (10) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(10)) would require an increase or decrease of at least 1.0% in such rate; provided, however, that any adjustments which by reason of this paragraph (10) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (10) shall be made to the nearest whole cent.

     (11) The Company may make such increases in the Conversion Rate, in addition to those required by this Section 2.5, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (11) and its decisions in so doing shall be final and conclusive.

     (12) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided for in Section 105 of the Indenture at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

     (13) In the event that this Article 2 requires adjustments to the Conversion Rate under more than one of Sections 2.5(1), 2.5(2), 2.5(4) or 2.5(5) hereof, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 2.5(4), second, the provisions of
Section 2.5(5), third, the provisions of Section 2.5(1) and, fourth, the provisions of Section 2.5(2). After an adjustment to the Conversion Rate under this Article 2, any subsequent event requiring an adjustment under this Article 2 shall cause an adjustment to the Conversion Rate as so adjusted. Whenever successive adjustments to the Conversion Rate are called for pursuant to this
Article 2, such adjustments shall be made to the provisions of Section 2.5(9) hereof as may be necessary or appropriate to effectuate the intent of this
Article 2 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

     2.6  NOTICE OF ADJUSTMENTS OF CONVERSION RATE.

     Whenever the Conversion Rate is adjusted as herein provided: (a) the Company shall compute the adjusted Conversion Rate in accordance with Section
2.5 hereof and shall prepare an Officers' Certificate, one of the signatories of which shall be the Treasurer or Chief Financial Officer of the Company, setting forth the adjusted Conversion Rate (certified by the Company's independent public accountants or other certified public accountant) and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 2.3 hereof; and (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be given by the Company to the Trustee and all Holders in the manner provided for in Section 105 of the Indenture. The Trustee shall not be deemed to have notice of any change in the Conversion Rate unless and until it receives the Officers' Certificate provided for in the foregoing clause (a) setting forth such change.

     2.7  NOTICE OF CERTAIN CORPORATE ACTION.

     In case: (a) the Company shall declare a dividend or make any other distribution that would require any adjustment pursuant to Section 2.5 hereof; or (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (c) of any reclassification of the Common Stock of the Company, or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required or that is otherwise subject to Section 2.12 hereof, or of the conveyance, lease, sale or transfer of all or substantially all of the assets of the Company; or (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 2.3 hereof, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the register for the Securities, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice (which notice shall also be sent by release to Reuters Economic Services and Bloomberg Business News as set forth in Section 105 of the Indenture) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, conveyance, lease, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, conveyance, lease, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 2.7. If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee. The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Notes pursuant to Section 305 of the Indenture, and shall cause to be provided to all Holders in accordance with
Section 105 of the Indenture, notice
of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

     2.8  COMPANY TO RESERVE COMMON STOCK.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

     2.9  TAXES ON CONVERSIONS.

     The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

     2.10  COVENANT AS TO COMMON STOCK.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 2.9 hereof, the Company will pay all taxes, liens and charges with respect to the issue thereof.

     The Company will endeavor promptly to comply with all Federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon conversion of Notes, if any, and will use its best efforts to list or cause to have quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     2.11  CANCELLATION OF CONVERTED SECURITIES.

     All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Indenture.

     2.12  PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS.

     In case of any merger, amalgamation, arrangement or consolidation of the Company with or into any other Person, any merger of another Person into the Company (other than a merger, amalgamation, arrangement or consolidation which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, lease, sale or transfer of all or substantially all of the assets of the Company, the Person formed by or resulting from such merger, amalgamation, arrangement or consolidation or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing (in addition to matters, if any, required by Section 801 of the Indenture) that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 2.1 hereof, to convert such Note only into the kind and amount of securities, cash and other property receivable upon such merger, amalgamation, arrangement, consolidation, conveyance, lease, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Note might have been converted immediately prior to such merger, amalgamation, arrangement, consolidation, conveyance, lease, sale or transfer, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such merger, amalgamation, arrangement, consolidation, conveyance, lease, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such merger, amalgamation, arrangement, consolidation, conveyance, lease, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such merger, amalgamation, arrangement, consolidation, conveyance, lease, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this Section 2.12 the kind and amount of securities, cash and other property receivable upon such merger, amalgamation, arrangement, consolidation, conveyance, lease, sale or transfer by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2. The foregoing provisions of this
Section 2.12 shall similarly apply to successive mergers, amalgamations, arrangements, consolidations, conveyances, leases, sales or transfers. The Company shall cause notice of the execution of such supplemental indenture to be given to each Holder in the manner provided for in Section 105 of the Indenture.

     2.13  RIGHT OF HOLDERS TO CONVERT.

     The limitations set forth in Section 507 of the Indenture shall not apply to the right of a Holder to bring a suit for the enforcement of such Holder's right to convert Notes pursuant to this Article 2.


                                   ARTICLE 3

                              REDEMPTION OF NOTES

     Pursuant to Section 301(7) of the Indenture, so long as any of the Notes are outstanding, the following provisions shall be applicable to the Notes:

     3.1  OPTIONAL REDEMPTION BY THE COMPANY.

     At any time on or after August 20, 2003, and prior to the Stated Maturity, the Notes may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 1104 of the Indenture, at the following redemption prices (expressed as a percentage of principal amount), in each case, together with accrued interest to the Redemption Date:

        Redemption Date                                 Redemption Price:
        ---------------                                 ----------------
        from August 20, 2003 until August 14, 2004             101.30%
        from August 15, 2004 until Stated Maturity             100.65%

     3.2  APPLICABILITY OF ARTICLE.

     Redemption of the Notes at the election of the Company or otherwise, as permitted or required by any provision of the Notes or this First Supplemental Indenture, shall be made in accordance with such provision, Article XI of the Indenture and this Article 3.


                                   ARTICLE 4

                       REPURCHASE OF NOTES AT THE OPTION
                    OF THE HOLDERS UPON A CHANGE OF CONTROL

     Pursuant to Section 2.2(8) of the Indenture, so long as any of the Notes are outstanding, the following provisions shall be applicable to the Notes:

     4.1  REPURCHASE AT OPTION OF HOLDERS UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the Holders of the Notes in writing of such occurrence in accordance with paragraph (b) below, and shall make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a Business Day (a "Change of Control Purchase Date") not more than 60 nor less than 30 days following the Change of Control Date all of the then outstanding Notes validly tendered at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest, if any, to the Change of Control Purchase Date (the "Change of Control Purchase Price").

          (b) Notice of a Change of Control Offer (a "Change of Control Notice") shall be sent, by first-class mail, postage prepaid, by the Company not later than the 30th day after the Change of Control Date to the Holders of the Notes at their last registered addresses with a copy to the Trustee and the Paying Agent (and shall also be given by release made to Reuters Economic Services and Bloomberg Business News as provided in Section 10.2 of the Indenture). The Change of Control Offer shall remain open from the time of delivery of the Change of Control Notice for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date. The Change of Control Notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (i)    that the Change of Control Offer is being made pursuant to this
Section 4.1 and that any portion of the principal amount of Notes that is equal to $1,000 or an integral multiple thereof, validly tendered into the Change of Control Offer and not withdrawn, will be accepted for payment;

          (ii) the cash purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

          (iii) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (iv) that, unless the Company shall default in the payment of the Change of Control Purchase Price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (v) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address (in New York City) specified in the Change of Control Notice prior to 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date and must complete an election notice as set forth in Exhibit A or any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

          (vi) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (vii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (viii) the instructions that Holders must follow in order to tender their Notes; and

          (ix) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.2 of the Indenture), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

          (c) To exercise a repurchase right pursuant to this Section 4.1, a Holder shall deliver to the Trustee a written notice (a "Repurchase Notice") of such Holder's exercise of such right, in accordance with the terms and conditions set forth in the Change of Control Notice. Upon receipt by the Trustee of a Repurchase Notice, the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Repurchase Notice, unless such Repurchase Notice has first been validly withdrawn as set forth in the foregoing paragraph (b)(vi), unless the Company has defaulted in the payment of the Change of Control Purchase Price.

          (d) On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent (no later than 10:00 A.M. EST on the Change of Control Purchase Date) money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion to the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. Any Notes not validly tendered and not accepted by the Company shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

          (e) In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

     4.2  CERTAIN DEFINITIONS.

     For purposes of this Article 4:

          (a) the term "Change of Control" means the occurrence of any of the following events:

               (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the Company;

               (ii) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
     Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the surviving or transferee corporation; provided, however, that a Change of Control shall not be deemed to have occurred if (I) the Sale Price, as defined in Section 2.4, of the Common Stock for any five Trading Days, as defined in Section 2.4, within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (i) above) or the period of 10 consecutive Trading Days ending immediately before the Change of Control (in the case of a Change of Control under clause (ii) above) shall, in the case of each of such five Trading Days, equal or exceed 105% of the Conversion Price of the Securities in effect on each of such five Trading Days or (II) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change of Control under clause (i) and/or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following such merger or consolidation) and as a result of such merger or consolidation the Notes become convertible solely into such common stock;

               (iii) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

               (iv) the Company is liquidated or dissolved or adopts a plan of liquidation.

          (b) the term "Voting Stock" means, with respect to any Person, securities of any class or classes of capital stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

          (c) the term "Disqualified Capital Stock" means any capital stock of a Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes, for cash or securities constituting indebtedness of such Person.

          (d) the term "Conversion Price" shall equal U.S. $1,000 divided by the Conversion Rate (rounded to the nearest cent).


                                   ARTICLE 5

                               EVENTS OF DEFAULT

     5.1  ADDITIONAL EVENTS OF DEFAULT.

     Pursuant to Sections 301(17) and 501(8) of the Indenture, so long as any of the Notes are outstanding, the following shall be an Event of Default with respect to the Notes, in addition to the Events of Default contained in Section 501 of the Indenture:

     (1) The Company fails to convert any portion of the principal amount of a Note following the exercise by the Holder of such Note of the right to convert such Note into Common Stock pursuant to and in accordance with Article 2 hereof.

     (2) The Company fails to give a Change of Control Notice in accordance with Section 4.1(b) hereof, or defaults in the payment of the Change of Control Purchase Price.


                                   ARTICLE 6

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     6.1  WITH CONSENT OF HOLDERS.

     Pursuant to Sections 301 (and subject to Section 902) of the Indenture, so long as any of the Notes are outstanding, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to
Section 513 of the Indenture, may not (in addition to the events described in paragraphs (1) through (9) of Section 901 of the Indenture):

     (1) make any change that impairs or adversely affects the right to convert any Notes into Common Stock;

     (2) impair or adversely affect the right of a Holder to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes;

     (3) make any change that adversely affects the right to require the Company to repurchase the Notes upon a Change of Control pursuant to and in accordance with Article 4 hereof; or

     (4) reduce or impair or adversely affect the right of a Holder to receive the applicable redemption price set forth in Section 3.1 hereof or the Change of Control Purchase Price pursuant to Section 4.1 hereof.


                                   ARTICLE 7

                                 MISCELLANEOUS

     7.1  APPLICATION OF FIRST SUPPLEMENTAL INDENTURE.

     Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

     7.2  EFFECTIVE DATE.

     This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

     7.3  COUNTERPARTS.

     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                              PROVIDIAN FINANCIAL CORPORATION



                              By:
                                 ---------------------------------------------
                                  Name:
                                  Title:



                              BANK ONE TRUST COMPANY, N.A., as Trustee



                              By:
                                 ---------------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A

                            [FORM OF FACE OF NOTE]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                        PROVIDIAN FINANCIAL CORPORATION

               3.25% Convertible Senior Note due August 15, 2005

No. R-                                                         $_______________
CUSIP No. 74406A AA 0

     PROVIDIAN FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter defined), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $___________ (____________ Dollars) on August 15, 2005, and to pay interest thereon from August 23, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2001, at the rate of 3.25% per annum, until the principal hereof is paid or made available for payment.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the 1st of February or 1st of August, as the case may be, next preceding such Interest Payment Date or, if such record date is not a Business Day, at the close of business of the immediately succeeding Business Day. A "Business Day" shall mean any day other than a Saturday, Sunday, a federally recognized holiday or a day on which banking institutions are not authorized or required by law or executive order to be open in the State of New York. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the Person in whose name this Note is registered at the close of business on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Holder, with a copy to the

Trustee, a notice that states the special record date, the payment date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     Payments of principal of and interest on this Note and any additional payments due hereunder shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register for the Notes maintained by the Registrar.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered under its corporate seal.

Dated:

                              PROVIDIAN FINANCIAL CORPORATION



                              By:
                                 --------------------------------------------
                                  Name:
                                  Title:




     This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated:

                              BANK ONE TRUST COMPANY, N.A.,
                              as Trustee



                              By:
                                 --------------------------------------------
                                            Authorized Signatory

                           [FORM OF REVERSE OF NOTE]

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1999 (as supplemented by a First Supplemental Indenture, dated as of August 23, 2000, the "Indenture"), between the Company and Bank One Trust Company, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as "3.25% Convertible Senior Notes due August 15, 2005", limited in aggregate principal amount to $402,500,000. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Notes are subject to redemption, at the election of the Company, at any time on or after August 20, 2003, as a whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders (in the manner provided for in the Indenture) prior to the Redemption Date at the following redemption prices (expressed as percentages of the principal amount):

        Redemption Date                                 Redemption Price:
        ---------------                                 ----------------
        from August 20, 2003 until August 14, 2004            101.30%
        from August 15, 2004 until Stated Maturity            100.65%

together in each case of any such redemption with accrued interest to the Redemption Date; provided, however, that interest installments whose payment date is on or prior to such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     No sinking fund is provided for the Notes.

     Subject to and upon compliance with the provisions of the Indenture, any Note (or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000) which has not previously been redeemed or repurchased, is convertible at the option of the Holder thereof, at any time following the original issue date of the Notes and on or before the close of business on the Business Day immediately preceding the Stated Maturity, into fully paid and nonassessable shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), at an initial conversion rate (calculated to the nearest 1/100 of a share) of 7.2446 shares of Common Stock for each $1,000 principal amount of Note, or at the current adjusted conversion rate if an adjustment has been made as provided in the Indenture. In case the Notes or a portion thereof are called for redemption, such conversion right in respect of the Notes or portion so called shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. A Note or portion thereof in respect of which the Holder has delivered a Repurchase Notice may be converted only if such notice is withdrawn in accordance with the terms of the Indenture, unless the Company has defaulted in the payment of the Change of

Control Purchase Price. The Holder of a Note surrendered for conversion during the period from the close of business on any Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of a Note or portions thereof which have been called for redemption or in respect of which the Repurchase Notice delivered by the Holder has not been withdrawn, the conversion rights of which would terminate during the period between such Record Date and the close of business on such Interest Payment Date) be entitled to receive the interest payable on such Interest Payment Date on the principal amount of the Note being surrendered for conversion. To convert this Note the Holder must (1) surrender this Note, duly endorsed or assigned to the Company or in blank, provided that if such surrender shall be made during the period from the close of business on any Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes or portions thereof which have been called for redemption or in respect of which the Repurchase Notice delivered by the Holder has not been withdrawn, the conversion rights of which would terminate during the period between such Record Date and the close of business on such Interest Payment Date) also be accompanied by payment in immediately available funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note being surrendered for conversion, and (2) complete and manually sign a conversion notice in substantially the form attached hereto. Except as set forth above, no payment or adjustment shall be made upon any conversion on account of any interest accrued hereon from the Interest Payment Date immediately preceding the day of conversion, or on account of any dividends on the Common Stock issued on conversion hereof. In addition, the Holders shall not be entitled to receive any dividends payable to holders of Common Stock as of any record date before the close of business on the conversion date. No fractional shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture.

     The Indenture provides that in the event of any merger, amalgamation, arrangement or consolidation to which the Company is a party (other than one that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or any conveyance, lease, sale or transfer of all or substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such merger, amalgamation, arrangement, consolidation, conveyance, lease, sale or transfer by a holder of the number of shares of Common Stock of the Company into which this Note could have been converted immediately prior to such merger, amalgamation, arrangement, consolidation, conveyance, lease, sale or transfer (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-Electing Shares). No adjustment in the Conversion Rate shall be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

     Subject to and upon compliance with the provisions of the Indenture, upon the occurrence of a Change of Control, the Company shall notify the Holders of the Notes of such occurrence by delivering a Change of Control Notice, shall make a Change of Control Offer and shall purchase, on a Business Day not more than 60 nor less than 30 days following the Change of Control Date (a "Change of Control Purchase Date") all of the then outstanding Notes validly tendered at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest, if any, to the Change of Control Purchase Date (the "Change of Control Purchase Price"). The Change of Control Offer shall remain open from the time of delivery of the Change of Control Notice for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date. To exercise its repurchase right, a Holder shall deliver to the Trustee a Repurchase Notice, in accordance with the terms and conditions set forth in the Change of Control Notice. Upon receipt by the Trustee of a Repurchase Notice, the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note and, unless the Company has defaulted in the payment of the Change of Control Purchase Price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date. Holders of Notes will be entitled to withdraw their election if the Paying Agent receives notice of such withdrawal not later than 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date. Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Repurchase Notice, unless such Repurchase Notice has first been validly withdrawn in the manner provided for in the Indenture or unless the Company has defaulted in the payment of the Change of Control Purchase Price. Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address (in the Borough of Manhattan, The City of New York) specified in the Change of Control Notice prior to 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent. Any portion of the principal amount of Notes that is equal to $1,000 or an integral multiple thereof, validly tendered into the Change of Control Offer and not withdrawn, will be accepted for payment.

     In the event of redemption, repurchase or conversion of this Note in part only, a new Note or Notes for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation thereof.

     The provisions for defeasance and covenant defeasance set forth in Sections 1302 and 1303 of the Indenture, respectively, will not apply to the Notes.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Note as provided in the Indenture.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than the Depositary with respect to this Global Note or its nominee only if (A) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (B) the Company in its discretion executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, registered in such names as such Depositary shall direct.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability (except in the case of bad faith or willful misconduct) for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM            -  as tenants in common

        TEN ENT            -  as tenants by the entireties (Cust)

        JT TEN             -  as joint tenants with right of survivorship and
                              not as tenants in common

        UNIF GIFT MIN ACT  -  Uniform Gifts to Minors Act

     Additional abbreviations may also be used though not in the above list.

                               CONVERSION NOTICE

     The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, into shares of common stock of Providian Financial Corporation, $0.01 par value per share (the "Common Stock"), in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted portion of the principal amount hereof, be issued and delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or any portion of this Note not converted are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Dated _________________

                                 ______________________________________________

                                 ______________________________________________
                                                   Signature(s)

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

____________________________________
               Name

____________________________________
               Address

____________________________________
Social Security or Other Taxpayer
Identification Number

____________________________________
[Signature Guaranteed]

     If only a portion of the Notes is to be converted, please indicate:

1.   Principal amount to be converted:

          $__________________

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:

          $__________________

                   ELECTION OF HOLDER TO REQUIRE REPURCHASE
                           UPON A CHANGE OF CONTROL

     (1) Pursuant to Article 4 of the First Supplemental Indenture dated as of August 23, 2000 to the Indenture, the undersigned hereby acknowledges receipt of a notice from the Company of a Change of Control Offer and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 in principal amount or an integral multiple of $1,000) below designated, as of the Change of Control Purchase Date pursuant to the terms and conditions specified in such Article 4.

     (2) The undersigned hereby directs the Trustee or the Company to pay to the undersigned an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Change of Control Purchase Date, as provided in the Indenture.

     (3)  The undersigned elects (check one):

     ( ) to receive the Change of Control Purchase Price with respect to the following portions of the following Notes:

          Note certificate number:

          Principal amount to be repurchased (if less than all): $______________

          Remaining principal amount after repurchase:  $___________________

     ( ) to receive the Change of Control Purchase Price with respect to the full principal amount of all of the Notes that are subject to this notice.

Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive the Change of Control Purchase Price for the full principal amount of all of the Notes subject to this notice.

Dated ______________

_______________________________________

_______________________________________

                                                     Signature(s)

                                        Signature(s) must be guaranteed by an
                                        Eligible Guarantor Institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule 17Ad-
                                        15 under the Securities Exchange Act of
                                        1934.

 ______________________________________
         Signature Guaranteed

                                        Security certificate number:

                                        Principal amount to be repurchased
                                        (if less than all):  $__________________

                                        Remaining principal amount after
                                        repurchase:
                                        $_____________________

                                        ________________________________________
                                        Social Security or Other Taxpayer
                                        Identification Number

                              FORM OF ASSIGNMENT

     For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ [also insert social security or other taxpayer identification number of assignee] the within Note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated _________________


                              _________________________________________________


                              _________________________________________________
                              Signature(s)

                              Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.